Exhibit 10.142
MODIFICATION OF LOAN AGREEMENT
     THIS MODIFICATION OF LOAN AGREEMENT (this “Agreement”) is made as of the 12th day of December, 2007, by and among GRUBB & ELLIS HEALTHCARE REIT HOLDINGS, L.P. (formerly known as NNN Healthcare/Office REIT Holdings, L.P.), a Delaware limited partnership (“Borrower”), GRUBB & ELLIS HEALTHCARE REIT, INC. (formerly known as NNN Healthcare/Office REIT, Inc.), a Maryland corporation (“Original Guarantor”), NNN HEALTHCARE/OFFICE REIT 2750 MONROE, LLC, a Delaware limited liability company and NNN HEALTHCARE/OFFICE REIT TRIUMPH, LLC, a Delaware limited liability company (jointly, “Subsidiary Guarantor” and together with Original Guarantor, “Guarantor”) and LASALLE BANK NATIONAL ASSOCIATION, a national banking association (“Agent”), its successors and assigns, as agent for itself and the other Banks (as defined in the Loan Agreement referenced below.
R E CI T A L S:
     A. The Banks have heretofore made a credit facility (“Loan”) available to Borrower in the original principal amount of Fifty Million and no/100 Dollars ($50,000,000.00) pursuant to the terms and conditions of that certain Loan Agreement dated as of September 10, 2007 between Borrower, Banks and Agent, (the “Loan Agreement”, all terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement), and as evidenced by Notes made payable by Borrower to each Bank.
     B. The Loan is secured by various mortgages and deeds of trusts from time to time encumbering the Collateral Pool Properties.
     C. The Loan is further secured by a Guaranty of Payment dated September 10, 2007, from Original Guarantor to Agent (the “Guaranty”). The Subsidiary Guarantors have become parties to the Guaranty pursuant to those certain Joinder Agreements each dated September 10, 2007.
     D. Borrower desires to amend the Loan Documents in order to, among other things, reduce the Applicable Margin.
AGREEMENTS:
     NOW, THEREFORE, in consideration of (i) the facts set forth hereinabove (which are hereby incorporated into and made a part of this Agreement), (ii) the agreements by the Banks to modify the Loan Agreement, as provided herein, (iii) the covenants and agreements contained herein, and (iv) for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
     1. Loan Agreement.
     (a) The definition of Applicable Margin is hereby deleted in its entirety and replaced with the following:

     “Applicable Margin: For any day, the Applicable Margin rate per annum for LIBOR Loans shall be 1.50%, and for Base Rate Loans shall be 0%.”
     (b) The Commitment Amount is hereby increased to Eighty Million and No/100 Dollars ($80,000,000.00). Nothing herein shall be deemed to preclude further increases of the Commitment Amount, up to the maximum aggregate amount of $120,000,000, in accordance with the terms of the Loan Agreement.
     (c) The fourth sentence of Section 3.2 of the Loan Agreement is hereby deleted in its entirety and replaced with the following: “Each existing Bank shall have the right to increase its Commitment in an amount so that such Bank’s Pro Rata Share shall not be decreased as a result of such requested increase in the Commitment or up to such lesser amount (in $1,000,000.00 increments) as may be requested by such Bank.”
     (d) Section 7.3 of the Loan Agreement is hereby modified to provide that the Lenders shall have received (i) items (o), (v), (w) and (z) at least seven (7) Business Days prior to the date of any Acquisition Disbursement and (ii) item (bb) at least twenty (20) days prior to the date of any Acquisition Disbursement.
     (e) The reference to “Sections 8.12 and 8.13” in the last paragraph of Section 8.14 of the Loan Agreement are hereby replaced with “Sections 8.11 and 8.12”. Furthermore, the reference to “Section 8.15(a) or (b)” in such paragraph are replaced with “Section 8.14(a) or (b)”.
     2. Representations and Warranties of Borrower. Borrower hereby represents, covenants and warrants to the Banks as follows:
     (a) The representations and warranties in the Notes, Loan Agreement and other Loan Documents are true and correct in all material respects as of the date hereof (except to the extent that such representations and warranties relate solely to an earlier date (in which such case representations and warranties shall have been true and correct in all material respects on and as of such earlier date)).
     (b) There is currently no Event of Default under the Notes, Loan Agreement or other Loan Documents and Borrower does not know of any event or circumstance which with the giving of notice or passing of time, or both, would constitute an Event of Default under the Notes, Loan Agreement or other Loan Documents.
     (c) The Notes, Loan Agreement and other Loan Documents are in full force and effect and, following the execution and delivery of this Agreement, and continue to be the legal, valid and binding obligation of Borrower enforceable in accordance with their respective terms, subject to limitations imposed by general principles of equity.
     (d) There has been no material adverse change in the financial condition of Borrower, Guarantor or any other party whose financial statement has been delivered to the Banks in connection with the Loan from the date of the most recent financial statement of such person received by Agent.

     (e) As of the date hereof, Borrower has no claims, counterclaims, defenses, or set-offs with respect to the Loan, the Loan Agreement as modified herein or the other Loan Documents.
     (f) Borrower is validly existing under the laws of the State of its formation or organization and has the requisite power and authority to execute and deliver this Agreement and to perform under the Loan Agreement as modified herein. The execution and delivery of this Agreement and the performance under the Loan Agreement as modified herein have been duly authorized by all requisite action by or on behalf of Borrower.
     3. Reaffirmation of Guaranty. Guarantor ratifies and affirms the Guaranty and agrees that the Guaranty is in full force and effect following the execution and delivery of this Agreement. The representations and warranties of Guarantor in the Guaranty are, as of the date hereof, true and correct and Guarantor does not know of any default thereunder. The Guaranty continues to be the valid and binding obligation of Guarantor, enforceable in accordance with its terms and Guarantor has no claims or defenses to the enforcement of the rights and remedies of the Banks thereunder.
     4. Expenses. As a condition precedent to the agreements contained herein, Borrower shall pay all out-of-pocket costs and expenses incurred by Agent in connection with this Agreement, including, without limitation, reasonable attorneys’ fees and expenses.
     5. Miscellaneous.
     (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.
     (b) This Agreement shall not be construed more strictly against Agent and the Banks than against Borrower or Guarantor merely by virtue of the fact that the same has been prepared by counsel for Agent, it being recognized that Borrower, Guarantor, Agent and the Banks have contributed substantially and materially to the preparation of this Agreement, and Borrower, Guarantor, Agent and the Banks each acknowledges and waives any claim contesting the existence and the adequacy of the consideration given by the other in entering into this Agreement. Each of the parties to this Agreement represents that it has been advised by its respective counsel of the legal and practical effect of this Agreement, and recognizes that it is executing and delivering this Agreement, intending thereby to be legally bound by the terms and provisions thereof, of its own free will, without promises or threats or the exertion of duress upon it. The signatories hereto state that they have read and understand this Agreement, that they intend to be legally bound by it and that they expressly warrant and represent that they are duly authorized and empowered to execute it.
     (c) Notwithstanding the execution of this Agreement by the Banks, the same shall not be deemed to constitute any of the Banks a venturer or partner of or in any way associated with Borrower or Guarantor nor shall privity of contract be presumed to have been established with any third party.

     (d) Borrower, Guarantor and the Banks each acknowledges that there are no other understandings, agreements or representations, either oral or written, express or implied, that are not embodied in the Loan Agreement, Loan Documents and this Agreement, which collectively represent a complete integration of all prior and contemporaneous agreements and understandings of Borrower, Guarantor and the Banks; and that all such prior understandings, agreements and representations are hereby modified as set forth in this Agreement. Except as expressly modified hereby, the terms of the Loan Agreement and Loan Documents are and remain unmodified and in full force and effect.
     (e) This Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.
     (f) Any references to the “Loan Agreement” contained in any of the Loan Documents shall be deemed to refer to the Loan Agreement as amended hereby. The paragraph and section headings used herein are for convenience only and shall not limit the substantive provisions hereof. All words herein which are expressed in the neuter gender shall be deemed to include the masculine, feminine and neuter genders. Any word herein which is expressed in the singular or plural shall be deemed, whenever appropriate in the context, to include the plural and the singular.
     (g) This Agreement may be executed in one or more counterparts, all of which, when taken together, shall constitute one original Agreement.
     (h) Time is of the essence of each of Borrower’s obligations under this Agreement.
     6. Customer Identification — USA Patriot Act Notice; OFAC and Bank Secrecy Act. Agent hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”), and Bank’s policies and practices, Agent is required to obtain, verify and record certain information and documentation that identifies Borrower, which information includes the name and address of Borrower and such other information that will allow Agent to identify Borrower in accordance with the Act. In addition, Borrower shall (a) ensure that no person who owns a controlling interest in or otherwise controls Borrower or any subsidiary of Borrower is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Loan to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause any of its subsidiaries to comply, with all applicable Bank Secrecy Act (“BSA”) laws and regulations, as amended.
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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement dated as of the day and year first above written.

BORROWER:
GRUBB & ELLIS HEALTHCARE REIT HOLDINGS, L.P., a Delaware limited partnership

By:	Grubb & Ellis Healthcare REIT, Inc., a Maryland
corporation, its General Partner

	By:	/s/ Shannon K S Johnson
	Name:	Shannon K S Johnson
	Title:	Chief Financial Officer

AGENT:
LASALLE BANK NATIONAL ASSOCIATION,
a national banking association

By:

Name:

Title:

GUARANTOR:

GRUBB & ELLIS HEALTHCARE REIT, INC., a Maryland corporation

By:	/s/ Shannon K S Johnson
Name:	Shannon K S Johnson
Title:	Chief Financial Officer

NNN HEALTHCARE/OFFICE REIT 2750 MONROE, LLC, a Delaware limited liability company

By: Grubb & Ellis Healthcare REIT Holdings, L.P., a Delaware limited partnership, its sole member

	By:	Grubb & Ellis Healthcare REIT, Inc., a Maryland corporation, its General Partner

		By:	/s/ Shannon K S Johnson

		Name:	Shannon K S Johnson

		Title:	Chief Financial Officer

NNN HEALTHCARE/OFFICE REIT TRIUMPH, LLC, a Delaware limited liability company

By: Grubb & Ellis Healthcare REIT Holdings, L.P., a Delaware limited partnership, its sole member

	By:	Grubb & Ellis Healthcare REIT, Inc., a Maryland corporation, its General Partner

		By:	/s/ Shannon K S Johnson

		Name:	Shannon K S Johnson

		Title:	Chief Financial Officer